INVENTORY SECURITY AGREEMENT

New York, NY October 4, 2018

ROSENTHAL & ROSENTHAL, INC.

1370 Broadway

New York NY 10018

Ladies and Gentlemen:

We do hereby agree that the Financing Agreement between us dated October 4, 2018, as amended and supplemented, (the “Financing Agreement”) be and the same hereby is amended and supplemented by adding thereto the following clauses:

We hereby pledge, assign, consign, transfer and set over to you, and you shall at all times have a continuing general lien upon, and we hereby grant you a continuing security interest in, all of our Inventory and the proceeds thereof. “Inventory” shall include but not be limited to raw materials, work in process, finished merchandise and all wrapping, packing and shipping materials, wheresoever located, now owned or hereafter acquired, presently existing or hereafter arising, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof. Upon your request after and during the continuation of a Default, we will at any time and from time to time, at our expense, deliver such Inventory to you or such person as you may designate, cause the same to be stored in your name at such place as you may designate, deliver to you documents of title representing the same or otherwise evidence your security interest in such manner as you may require. We constitute you, or any other entity or person whom you may designate as our attorney in fact, at our own cost and expense, at any time after and during the continuation of a Default, to sign and/or endorse our name on all remittances and all papers, bills of lading, receipts, instruments and documents relating to the Inventory and the transactions between us, or as you otherwise may require to enforce your rights under this agreement, including, without limitation, to take possession of any Inventory consigned to and/or located at the premises of any third party.

The aforementioned lien and security interest shall secure any and all of our Obligations to you, matured or unmatured, absolute or contingent, now existing or that may hereafter arise, and howsoever acquired by you, whether arising directly between us or acquired by you by assignment and whether relating to this agreement or independent hereof, together with all interest, charges, commissions, expenses, attorneys’ fees and other items chargeable against us in connection with any of said Obligations.

We agree, at our expense, to keep all Inventory insured to the full value thereof against such risks and by policies of insurance issued by such companies as you may designate or approve, and the policies evidencing such insurance shall be duly endorsed in your favor with a long form lender’s loss payable rider or such other document as you may designate and said policies shall be delivered to you. Should we fail for any reason to furnish you with such insurance, you shall have the right to effect the same and charge any costs in connection therewith to us. You shall have no risk, liability or responsibility in connection with payment or nonpayment of any loss, your sole obligation being to credit our account with the net proceeds of any such insurance payments received on account of any loss. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by us, and we agree that you, in your discretion, may effect such payment and charge the amount thereof to us. We further agree that except for the lien and security interest granted to you hereby, we shall not permit said Inventory to otherwise become liened or encumbered nor shall we grant any security interest therein to any other party. We shall not, without your written consent first obtained, remove or dispose of any of such Inventory except to bona fide purchasers thereof in the ordinary course of our business. All such sales shall be reported to you promptly and the accounts or other proceeds thereof shall be subject to the security interests in your favor. You shall have the right at all times after and during the continuation of a Default to the immediate possession of all Inventory and its products and proceeds and we shall make such Inventory and all our records pertaining thereto available to you for inspection at any time requested by you. You shall have the right, in your discretion, to pay any liens or claims upon said Inventory, including, but not limited to, warehouse charges, dyeing, finishing and processing charges, landlords’ claims, etc. and the amount of any such payment shall be charged to our account and secured hereby. You shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as your agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at our sole risk. Notwithstanding the foregoing, the parties hereto acknowledge the subordinate security interest of Raptor/Harbor Reeds SPV LLC which is subject to the Subordination Agreement executed contemporaneously herewith.

Prior to its sale to a bona fide purchaser in the ordinary course of business, Inventory shall at all times remain at our address specified below, and at 12930 S Spring Street, Los Angeles, CA 90061; 13100 South Broadway, Los Angeles, CA 90061; 5590 E Francis St, Ontario, CA 91761; 301 Oak St, Pittson, PA 18640; 700 N Pennsylvania Ave, Wilkes-Barre, PA 18705; 1 Passan Drive, Wilkes-Barre, PA 18702; 1825 Raymond Avenue, Renton, WA 98057; 1800 South Wolf Road, Des Plaines, IL 60018; 992 N South Road, Scranton, PA 18504; 229 Maple Street, Scranton, PA 18505; 200 Schenley Place, Greendale, IN 47025; and 1371 Charles Willirad, Carson, CA 90746 or to another of our present or future places of business as is or will be disclosed to you prior to our placing any goods in such places of business and shall not be removed therefrom without your prior written consent (not to be unreasonably withheld or delayed).

Upon Default, you shall have the right, upon reasonable notice to us, to sell all or any part of our Inventory, at public or private sale, or make other disposition thereof, at which sale or disposition you may be a purchaser whether for credit (by offsetting all or a portion of the amount of indebtedness owing by us to you or otherwise) cash or otherwise. We agree that written notice sent to us by postpaid mail, at least five days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Inventory is to be made, shall be deemed to be reasonable notice thereof. We do hereby waive all notice of any such sale or other intended disposition if said Inventory is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Upon Default, you may require us to assemble all or any part of the Inventory and make it available to you at a place to be designated by you, which is reasonably convenient to both parties. In addition, after and during the continuation of a Default you may peaceably, by your own means or with judicial assistance, enter our or any other premises and take possession of the Inventory and remove or dispose of it on our premises and we agree that we will not resist or interfere with any such action. We hereby expressly waive demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale. The net proceeds of any such public or private sale or other disposition as far as needed shall be applied toward the payment and discharge of any and all of our Obligations to you, together with all interest thereon and all reasonable costs, charges, expenses and disbursements in connection therewith, including the reasonable fees of your attorneys; we, of course, continue to be liable therefor should there be any deficiency.

This agreement shall constitute a security agreement pursuant to the Uniform Commercial Code and, in addition to any and all of your other rights hereunder, you shall have all of the rights of a secured party pursuant to the provisions of the Uniform Commercial Code. We agree to execute a financing statement and any and all other instruments and documents that may now or hereafter be provided for by the Uniform Commercial Code or other law applicable thereto, reflecting the security interests granted to you hereunder. We do hereby authorize you to file a financing statement without our signature, signed only by you as secured party, to reflect the security interests granted to you hereunder. Capitalized terms that are not defined herein have the meanings given in the Financing Agreement.

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Very Truly Yours,

REED’S INC.

By:	/s/ Valentin Stalowir
Name:	Valentin Stalowir
Title:	Chief Executive Officer

Address: 201 Merritt 7 Corporate Park, Norwalk, Connecticut 06851

ACCEPTED AND AGREED TO

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ Robert L. Martucci
Name:	Robert L. Martucci
Title:	Senior Vice President

STATE OF CONNECTICUT )

:SS.

COUNTY OF _____________)

BE IT REMEMBERED, that on this ____________ day of September, 2018, before me the subscriber, an officer duly authorized to take acknowledgments for use in the State of Connecticut, personally appeared Valentin Stalowir, who I am satisfied is the person who executed the within document as Chief Executive Officer of Reed’s, Inc., and I having first made known to him the contents thereof, he did thereupon acknowledge that said document is the voluntary act and deed of Reed’s, Inc., made by virtue of authority from Reed’s, Inc.’s By-Laws for the uses and purposes therein expressed.

Name:
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[Signature Page to Inventory Security Agreement]